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                                      AGREEMENT


    THIS AGREEMENT (the "Agreement") is made and entered into as of this 3rd day of February, 1997, by and between Host Funding, Inc., a Maryland corporation (the "REIT"), HMR Capital, LLC, a Delaware Limited Liability Company (the "Company"), and Host Funding Advisors, a Delaware corporation (the "Advisor") with reference to the following facts:

    (A) The Company currently serves as the REIT's exclusive acquisition agent pursuant to a Post Formation Acquisition Agreement, as amended by the First Amendment thereto (the "Acquisition Agreement"). In addition, the Company owns 100% of stock of Advisor. Advisor currently serves as the REIT's external investment adviser pursuant to an Investment Advisory Agreement, as amended by the First Amendment thereto (the "Advisory Agreement");

    (B) The Parties wish to terminate the Advisory Agreement and to amend the Acquisition Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.  TERMINATION OF ADVISORY AGREEMENT

    Pursuant to the terms of a Termination Agreement (attached hereto as Attachment 1) effective as of the close of business on January 31, 1997 the Advisor and REIT do hereby agree to terminate the Advisory Agreement and all duties, obligations, and rights each party has or may have thereunder.

2.  AMENDMENT OF ACQUISITION AGREEMENT
    Effective as of the close of business on January 31, 1997 the Company and REIT do hereby agree to amend the Acquisition Agreement as set forth in the Restated and Amended Post-Formation Acquisition Agreement (attached hereto as Attachment 2). As consideration for this amendment REIT agrees to issue to the Company 225,000 Series A Warrants and 225,000 Series B Warrants in the form attached hereto as Attachment 3 ("A" Warrants) and Attachment 4 ("B"


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Warrants), respectively.  For all federal and state tax purposes and for all accounting purposes the Company and REIT stipulate and agree that the A Warrants issued to the Company shall have a cash equivalent value of $50,000 and the B Warrants shall have a cash equivalent value of $20,000. For federal and state tax purposes the REIT agrees to assign a value of $70,000 to the aggregate consideration paid to the Company for the amendment of the Acquisition Agreement and the Company for federal and state tax purposes agrees to report said $70,000 stipulated value assigned to the consideration received for the amendment of the Acquisition Agreement as ordinary income on its 1997 federal and state tax returns. Company and REIT further agree not to maintain or take any position in the future inconsistent with the stipulated values and the stipulated tax treatment, each as described above.


    3.   EXECUTION IN COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereupon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    This Agreement has been executed and delivered in the State of California and is to be governed and construed according to the laws of that state.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                             HOST FUNDING, INC.

                             /s/  Guy E. Hatfield
                             ------------------------------------
                             By: Guy E. Hatfield, Chairman


                             HOST FUNDING ADVISORS, INC.

                             /s/ Ian Gardner-Smith
                             ------------------------------------
                             By: Ian Gardner-Smith, President


                             HMR CAPITAL, LLC.

                             /s/ Ian Gardner-Smith
                             ------------------------------------
                             By: Ian Gardner-Smith, Manager


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